Exhibit 10.1

Employment Agreement

November 16, 2009

Ms. Lianyun Han
President and CEO
Shuaiyi International New Resources Development Inc. (Nevada)
Heilongjiang Shuaiyi New Energy Development Co., Ltd. (PRC)

Dear Mr. Daniel K. Lee,

On behalf of Shuaiyi International New Resources Development Inc., and Heilongjiang Shuaiyi New Energy Development Co., Ltd., we are pleased to confirm your employment with the Company upon the terms and conditions set out herein :-

1.

POSITION

You will be appointed to the position of Chief Financial Officer with direct reporting responsibilities to the Chief Executive Officer.

2.

EMPLOYMENT DATES

Your employment contract shall be for a period of three and half (3.5) years, subjected to further extensions, depending on your performance, position availability and mutual agreement between both parties

The expected date of commencement for your position is November 16, 2009. You will be subjected to 10 days’ probation.

3.

SALARY AND BONUS

Your salary will be USD 10,000 net of PRC taxes per month and will be paid monthly into your bank account. The Company will withhold your appropriate income taxes on a monthly basis per government regulations.

Salary and bonus reviews are conducted semi-annually on January 1st and July 1st and increases are subjected to personal performance and the financial performance of the Company.

4.

Responsibilities and Duties

1)

Private Placement (or PIPE) capital raising

a)

Introduce and coordinate meetings with international investors.

b)

Negotiate with institutional investors on Company’s behalf.

2)

Develop and implement finance, accounting, billing, and auditing procedures. Create, coordinate, and evaluate the financial programs and supporting information systems of the company to include budgeting, tax planning, real estate, and conservation of assets.

3)

 Develop and direct the implementation of strategic business and/or operational plans, projects, programs, and systems.

4)

Establish and maintain appropriate internal control safeguards

5)

 Ensure compliance with local, state, and federal reporting requirements; and coordinate the preparation of financial statements, financial reports, special analyses, and information reports

5.

BUSINESS EXPENSES

Reasonable expenses incurred in the course of normal company business will be reimbursed through expense procedure. This requires back-up documentation and receipts.

6.

LIFE AND MEDICAL INSURANCE

You will be covered for inpatient and outpatient needs under our Global Insurance Plan. Details of Plan coverage will follow.

7.

OFFICERS’ LIABILITY INSURANCE

The Company agrees to purchase and maintain a directors' and officers' liability insurance policy covering you.

8.

TERMINATION AND NOTICE PERIOD

A minimum of thirty (30) days' notice must be given in writing by either party in the event of termination of employment. During probationary period, three (3) days' notice is required from either party.

9.

CONFIDENTIALITY

Except in carrying out duties for the Company, you must keep confidential and must not either during the course of your employment or at any time thereafter directly or indirectly disclose, publish or use for your own benefit or for the benefit of others either :

  Any of the Company’s confidential information or that of its customers without first having obtained the Company’s written consent to such disclosure, publication or use; or

  Any information, which has been disclosed to the Company by others under an agreement, which requires the Company to keep such information confidential.

These confidentiality requirements do not apply to information that has become public knowledge without fault on your part.

10.

GENERAL CONDITIONS

You shall not during the continuance of your employment hereunder (except with the consent in writing of the Company) be directly or indirectly engaged or concerned in the conduct of any other business competing in any material respect with the business for the time being of the Company nor shall you be directly or indirectly interested in any such business.

11.

ACCEPTANCE OF TERMS AND CONDITIONS

To confirm you acceptance of the terms and conditions outlined in this letter, please sign both copies of the letter and initial each page where marked and return one copy to Human Resources Department.

This Agreement shall be governed by, and construed in accordance with the laws of People’s Republic of China.

Yours sincerely,

By: /s/ Lianyun Han
Ms. Lianyun Han
President and CEO

Shuaiyi International New Resources Development Inc. (Nevada)
Heilongjiang Shuaiyi New Energy Development Co., Ltd. (PRC)

I, Daniel K. Lee, agree to the terms and conditions of service as stipulated in this appointment letter.

My expected start date is on November 16, 2009.

/s/ Daniel K. Lee
_______________________________